UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 10, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2008, Westaff, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days prior to the date of the letter, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5).  As of the date of this Current Report on Form 8-K, the Company’s common stock have not been delisted.

The letter advises the Company that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has until March 9, 2009 to regain compliance.  To regain compliance, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.  Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated the ability to maintain long-term compliance.  If the Company does not regain compliance by March 9, 2009, Nasdaq will provide notice to the Company that the Company’s common stock will be delisted.  At that time, the Company would be permitted to appeal Nasdaq’s determination to delist the Company’s common stock to a Nasdaq Listing Qualifications Panel.  Alternatively, the Company would be permitted to apply to transfer the Company’s common stock to the Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Nasdaq Marketplace Rule 4310(c) (other than the minimum bid price requirement of such rule).  If the Company applies to transfer its common stock to the Nasdaq Capital Market and the application is approved, the Company would have a second 180 calendar day compliance period to regain compliance while on the Nasdaq Capital Market.

As required by Nasdaq Marketplace Rule 4803(a), the Company issued a press release on September 16, 2008 disclosing the Company’s receipt of the Nasdaq letter.  A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibit

	Exhibit No.	Description of Document

	99.1	Press Release dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Christa C. Leonard
Christa C. Leonard
Senior Vice President and Chief
Financial Officer

Date: September 16, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated September 16, 2008